SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934 (Amendment No. 3)

Check the appropriate box:

[X] Preliminary Information Statement

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[ ] Definitive Information Statement

DICUT, INC.

(Name of Registrant as Specified in Its Charter)

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DICUT, INC.

2150 Northwest Parkway, N.E.

Suite H

Marietta, Georgia 30067

(770) 952-2654

INFORMATION STATEMENT PURSUANT TO SECTIONS 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being mailed on or about August __, 2002 to the holders of record at the close of business on August 1, 2002, (the "Record Date") of the common stock, $0.001 par value per share (the "Common Stock") of Dicut, Inc. (the "Company"), in connection with the action by the holders of majority of the Company's issued and outstanding shares which approved an amendment to the Company's Articles of Incorporation to increase the number of authorized shares to 150,000,000 (the "Increase Amendment").

Only shareholders of record at the close of business on August 1, 2002, are entitled to notice of the action taken. There will be no vote by the shareholders of the Company on the Increase Amendment because it has already been approved by the written consent of the holders of a majority of the shares of the Company as allowed by Section 228 of the Delaware General Corporation Law. Shareholders of the Company will have no dissenters' or appraisal rights with respect to the Increase Amendment. At August 1, 2002, the Company had outstanding _______________ shares of common stock, $0.001 par value, each of which was entitled to one vote. Shareholders holding 10,500,000 shares, or 67% of the outstanding shares, signed a written consent to approve the Increase Amendment on or about August 1, 2002. This Information Statement is first being mailed to shareholders on or about August __, 2002.

The reasons for the ratification and approval of the Increase Amendment are described in more detail in this Information Statement.

NATIONAL DATA, INC. ACQUISITION

On December 12, 2001, the Company purchased 100% of the shares of National Data Inc. in exchange for 10,500,000 restricted shares of the Company. The shares of National Data were purchased from Raj Kalra.

National Data Inc., located in Marietta, Georgia, was established to provide key policies, products and services relating to digital data that assure ongoing business activity without threat, disruption, or loss. Digital data is relatively fragile and without special handling, data loss poses tremendous liability issues. A key function of National Data's services is to reinforce and automate existing and proven safeguards (data backup, contingency planning, locking desktops, locking doors, etc.).

National Data's plan is to provide data services that safeguards valuable business information from avoidable natural disasters such as fires, floods, hurricanes, tornadoes, etc., as well as man made disasters such as hackers, disgruntled employees, viruses, worms and acts of terrorism. National Data's IT auditing services will assist businesses by determining the company's business exposure, developing a recovery plan and then generating appropriate security policies. The services provided by National Data will include Secure Backup, Disaster Recovery, Monitoring and Biometric vaulting. Data will be protected and stored in a highly secure data center and all services monitored and supported 24/7 in the Network Operating Center.

NDI addresses the challenges of Business Continuity through a three faceted strategy: Logical (data) Controls, Physical (access) Controls and Procedural (policies and procedures) Controls. These services are:

  Data Services (Logical)
    Secure off-site back-ups and data storage
    Disaster Recovery Services and Products/Preconfigured Servers
    Remote 24/7 monitoring of customer enterprise-systems, network and applications
  IT Auditing Services (Procedural)
    Disaster Recovery Planning and Business Continuity Planning
    Vulnerability Assessment
    Security Policy and Documentation
  Access Control Services (Physical)
    Physical Access software tools
    Logical Access software tools
    BioMeta plug-ins to tightly integrate and ensure data continuity
    Biometric vaulting ASP delivery model for selected access control services
    Secure backup for Video Data

The Company elected to complete the acquisition of National Data after considering a number of other acquisitions because the Board determined that National Data had good potential of becoming a profitable business at a reasonable capital cost.

Prior to the Company's acquisition of National Data, Mr. Kalra had devoted significant time and attention to development of National Data's product line and business and marketing plan. In order to effectively proceed with the operations of National Data, the Company must obtain financing and will be approaching financial institutions and attempting to secure equity financing. However, there is no guarantee that such financing will be forthcoming.

National Data was formed on November 28, 2001 by Mr. Kalra for the purpose of continuing the development of the business described herein. Prior to the formation of National Data, Mr. Kalra and the other officers and employees of the Company (except for Mr. Quilliam) were employed by subsidiaries of Nexus Group International, Inc., a Canadian public company, which was engaged in the facial biometric business. The officers and employees left Nexus when Nexus decided to stop funding the operations of the subsidiaries. National Data's officers and employees believed that the future of biometrics, while exciting, needed to be developed with other security and business continuity products and services to become successful. The business plan they developed as employees of National Data encompasses, in their judgment, a well-rounded approach to Logical, Physical and Procedural security concerns and needs of the small and medium business market.

The acquisition of National Data by the Company occurred after Mr. Kalra determined that there was little interest by investors in an investment in a private company, and therefore that it would be necessary to make National Data part of a publicly traded company in order to raise the necessary capital to implement its business plan. Mr. Kalra then made a number of inquiries to friends and associates regarding the availability of a publicly traded shell company. One of the persons to whom Mr. Kalra was referred was Pierre Quilliam. Mr. Quilliam advised Mr. Kalra that he was an officer and director of a publicly traded company (i.e., the Company) that had no active operations and was looking for an attractive business. Mr. Kalra provided Mr. Quilliam with a copy of National Data's business plan, and Mr. Quilliam provided Mr. Kalra with access to the books and records of the Company. Thereafter, Mr. Kalra and Mr. Quilliam negotiated and entered into the agreements that evidence the Company's acquisition of National Data on December 12, 2001.

In connection with the acquisition of National Data, Mr. Quilliam resigned as chief executive officer of the Company, but remains as president and a director. Raj Kalra was appointed Chairman and Chief Executive Officer of the Company. The acquisition of National Data was not subject to any state or federal regulatory approvals.

Attached hereto as Exhibit A are the audited balance sheet of National Data as of December 12, 2001, the date of its acquisition by the Company, and its income statement, statement of cash flows and statement of changes in stockholders' equity from the date of inception (November 28, 2001) to December 12, 2001. Pro forma financial information showing the effect of the acquisition as if it had occurred on March 31, 2001 is attached hereto as Exhibit B.

Information about the Company can be obtained from Raj Kalra, National Data, Inc., 2150 Northwest Parkway, N.E., Suite H, Marietta, Georgia 30067, (770) 952-2654. Further information about the Company's acquisition of National Data, and its business, can be obtained from the Company's Form 8-K and amendments reporting on the acquisition.

Prior to the Company's acquisition of National Data, the Company was in the business of developing a Hydronic Low Pressure Heating and Air Conditioning System. In February 2002 the Company formally cancelled 4,230,000 shares received from the Peter McNorton and Richard Davis, the founders of the Company, in August 2001 in connection with the transfer back to them of their rights to the Hydronic Low Pressure Heating and Air Conditioning System.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information concerning directors, executive officers and key employees of the Company:
Name	Age	Position
Raj Kalra	38	Chairman and CEO
Pierre Quilliam	63	Director and President
Kerry Moody	44	Executive Vice President
Don Yochum	47	Executive Vice President, Sales
Sam Galbraith	55	Executive Vice President, Business Development
A.J. Galiano	30	Chief Security Officer

The term of office of each director of the Company ends at the next annual meeting of the Company's stockholders or when such director's successor is elected and qualifies. No date for the annual meeting of stockholders is specified in the Company's bylaws or has been fixed by the Board of Directors. Pursuant to the Company's bylaws, the date of the annual meeting is to be determined by the current Board of Directors.

The following information sets forth the backgrounds and business experience of the directors, executive officers and key employees:

Raj Kalra, Chairman and Chief Executive Officer - Mr. Kalra has been the Company's Chairman and chief executive officer since December 2001. From October 2000 to December 2001, Mr. Kalra was president of Acsys Biometrics USA Inc. From January 1997 to October 2000, Mr. Kalra was Chief Operating Officer of Investco Corp., a/ka/ Mark I Industries, Inc., a/k/a Foodvision.com, Inc. Mr. Kalra has a degree in Hotel and Restaurant Management from Hotel Consult, Switzerland. Mr. Kalra has also received certificates in accounting and retail operations with post degree courses in business management, finance and computer science.

Pierre Quilliam, Director, President - Mr. Quilliam has served as a director and president of the Company since September 19, 2001, and additionally served as chief executive officer of the Company from September 19, 2001 to December 12, 2001. In September 2000, Mr. Quilliam was elected to the Board of Directors, and also appointed President and Chief Executive Officer, of American Electric Automobile Company, Inc., which is publicly traded on the Pink Sheets under the symbol "AEAC." From 1975 to 1980, Mr. Quilliam established and operated Outico, Ltd., a reseller of industrial tools and equipment. From 1980 to the present, Mr. Quilliam has established and managed ten companies in various capacities, including finance, consulting, accounting and management. On November 19, 2001, a legal proceeding was commenced in United States District Court, Southern New York, against the Company and Pierre Quilliam, President of the Company by Deborah Donoghue for short swing profits allegedly realized by Mr. Quilliam. Mr. Quilliam has filed a motion to dismiss the action on the grounds that the court does not have jurisdiction over him. The Company is currently investigating the allegations.

Kerry Moody, Executive Vice President - has been National Data, Inc.'s vice president of government Affairs since January 2002. From October 2000 to December 2001, Mr. Moody was Vice President of government affairs for Acsys Biometrics USA, Inc. From January 1999 to October 2000, Mr. Moody was Chief Executive Officer ASAP Connect, Inc. From January 1995 to December 1998, Mr. Moody was Executive Vice President of First Merchant Associates.

Don Yochum, Executive Vice President, Sales - Mr Yochum has been National Data, Inc.'s Executive Vice President of Sales since December 2001. From October 2000 to November 2001, Mr. Yochum was Executive Vice President of Sales for Acsys Biometrics USA, Inc. From January 1996 to December 2000, Mr. Yochum was Vice President of Channel Sales for Amquest, Inc.

Sam Galbraith, Executive Vice President, Business Development - Mr. Galbraith has been the National Data, Inc.'s Director of Operations since November 2001. From November 2000 to November 2001, Mr. Galbraith was Director of Operations for Platinum Intermedia, Inc. From January 2000 to October 2000, Mr. Galbraith was Director of Operations for Foodvision, Inc. From August 1998 to January 2000, Mr. Galbraith was Vice president of Sales and Marketing for Gemini Foods International. From April 1996 to December 1998, Mr. Galbraith was President and Chief Operating Officer of Tri-M Management, Inc.

A. J. Galiano, Chief Security Officer - Mr. Galiano has been National Data, Inc.'s Chief Information and Security Officer since January 2002. From December 1999 to January 2001, Mr. Galiano was Director of Network Operations/Engineering for Interliant, Inc. From June 1998 to December 1999, Mr. Galiano was Principle, Network Architect/Manager Network Operations for Interliant, Inc. From June 1997 to June 1998, Mr. Galiano was Senior Business Systems Consultant Exploration Resources consulting group

At this time, the board does not have any committees, including an audit, nominating or compensation committee.

There are no family relationships among any of the officers or directors of the Company.

Compliance with Section 16

Based on the Company's review of filings received by it through April 26, 2002, the Company believes that certain officers and directors may not have filed certain forms required by Section 16 of the Securities Exchange Act of 1934, as follows: Raj Kalra filed his initial Form 3 24 days late; Fred McNorton and Richard Davis may not have filed Form 3's with respect to their becoming reporting persons, and did not file a Form 4 or 5 reporting their return to the Company of their shares of common stock in the Company or, to the extent required by Section 16(a), their cessation as reporting persons on August 8, 2001; Pierre Quilliam filed an amended Form 4 to report certain transactions in the Company's securities that were inadvertently omitted from a prior Form 4.

EXECUTIVE COMPENSATION

The following table sets forth the compensation earned by the Company's Chief Executive Officers during the last three fiscal years and other officers who received compensation in excess of $100,000 during any of the last three fiscal years. In accordance with Item 402(a)(5), the Company has omitted certain columns from the table required by Item 402(b).

Summary Compensation Table
Annual Compensation
Name and Principal Position	Year	Salary ($)
Fred McNorton, President and Director (1)	2001 2000 1999	0 0 0

Stephen Nemergut, President and Director (2)	2001 2000 1999	0 0 0

Pierre Quilliam, Chief Executive Officer, President and Director (3)	2001 2000 1999	9,110 0 0

Raj Kalra, Chief Executive Officer and Director (4)	2001 2000 1999	9,110 0 0

(1) Mr. McNorton's served as President from inception of the Company to August 8, 2001.

(2) Mr. Nemergut served as President from August 8, 2001 to September 19, 2001.

(3) Mr. Quilliam served as Secretary/Treasurer of the Company from August 8, 2001 to September 19, 2001. He then served as Chief Executive Officer of the Company from September 19, 2001 to December 12, 2001, and as President from September 19, 2001 to the present. Mr. Quilliam's compensation is based on an employment agreement dated December 12, 2001 that provides for a base salary of $175,000 per year.

(4) Mr. Kalra served as Chief Executive Officer of the Company from December 12, 2001 to the present. Mr. Kalra's compensation is based on an employment agreement dated December 12, 2001 that provides for a base salary of $175,000 per year.

The Company did not grant any options or stock appreciation rights or make an award under any long-term incentive plan to any of its named executive officers during the last fiscal year. The Company did not re-price any options or stock appreciation rights during the last fiscal year. The Company did not have outstanding any options or stock appreciation rights at the end of each of its last two fiscal years. During the last fiscal year, no options or stock appreciation rights were exercised by any of the named executive officers.

Employment and Deferred Compensation Agreements

On December 12, 2001, the Company entered into identical Employment Agreements with Raj Kalra and Pierre Quilliam. The Employment Agreements provide that Messrs. Kalra and Quilliam shall be employed by the Company for a term of three years, and are entitled to a base salary of $175,000 in the first year, $200,000 in the second year, and $225,000 in the third year. Messrs. Kalra and Quilliam are also be entitled to a commission on sales generated by them consistent with the Company's commission policy for all sales personnel. In addition, they are each entitled to an incentive bonus equal to 10% of the Company's adjusted net profits for the fiscal year beginning in 2002. Further, they are each entitled to 8 weeks paid holiday and 14 personal days, sick leave, medical and group insurance, participation in pension or profit sharing plans of the Company, and a car allowance of up to $2,000 per month. In the event of a termination of the Employment Agreement without cause by the Company, they will be entitled to severance equal to 75% of their remaining base salary under the Employment Agreements. The Employment Agreements contain provisions prohibiting them from competing with the Company or soliciting customers or employees from the Company for a period of one year following the termination of their employment.

Compensation of Directors

The Company currently does not pay its directors any compensation for their services as directors, but would reimburse directors for any reasonable out-of-pocket expenses incurred in attendance at board meetings or any expenses generated in connection with the performance of services on the behalf of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 22, 2002, as to the Company's common stock beneficially owned by (i) each executive officer and director of the Company, (ii) all directors and executive officers of the Company as a group, and (iii) any person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)
Raj Kalra 2150 Northwest Parkway, N.E., Suite H Marietta, Georgia 30067	10,500,000	59.3%
Pierre Quilliam (2) Northwest Parkway, N.E., Suite H Marietta, Georgia 30067	1,000	--
All Officers and Directors as a Group	10,501,000	59.3%

(1) Based upon 17,696,192 common shares issued and outstanding as of April 22, 2002.

(2) Mr. Quilliam's shares are held by a company that he controls.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Through December 31, 2001, companies controlled by Pierre Quilliam had made loans to the Company in the amount of $80,430. The loans are unsecured demand loans that bear interest at 8% per annum.

AMENDMENT TO INCREASE AUTHORIZED SHARES TO 150,000,000 SHARES

The Company is presently authorized to issue 20,000,000 shares of common stock, par value $0.001 per share, of which 15,659,511 are issued and outstanding. The Company anticipates the need to issue additional shares in order to raise capital, offer employee stock option plans to attract and retain its employees, and to make one or more acquisitions of firms in the same industry. However, there are not sufficient authorized shares to accomplish those goals. Therefore, the Board of Directors has determined that it is the best interests of the Company to increase the number of authorized shares of common stock by approving the Increase Amendment. The Increase Amendment will increase the number of authorized shares of common stock to 150,000,000. In the event the Increase Amendment is not approved, the Company will not be able to raise capital, offer employee stock option plans to attract and retain its employees, or make acquisitions of other firms in the same industry. In the event the Increase Amendment is approved, the Company will be able to issue additional shares, which will result in a reduction in existing shareholders' proportionate interest in the Company. In the event new shares are issued for less than the book value of the Company's shares prior to the issuance, then existing shareholders would suffer an immediate reduction in the book value of their shares in the Company.

No vote of holders of outstanding shares of the Company, other than those shareholders who have already approved the action, is necessary for approval of the Increase Amendment. It is anticipated that the Increase Amendment will be filed of record between 21 and 25 days after this Information Statement is first mailed to shareholders. Shareholders of the Company will have no dissenters' or appraisal rights with respect to the Increase Amendment.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended for inclusion in the proxy statement for the Company's 2002 annual meeting of shareholders must be received by the Company at its principal executive offices on or before September 30, 2002. For a shareholder proposal to be properly brought before the Company's 2002 annual meeting of shareholders (other than a proposal to be considered for inclusion in the proxy statement for the Company's 2002 annual meeting of shareholders), it must be received by the Company at its principal executive offices on or before September 30, 2002.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the Commission. The Registration Statement and such reports and other information may be inspected without charge at the Public Reference Room maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Office located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room is available by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains an Internet site where the Registration Statement and other information filed with the Commission may be retrieved, and the address of such site is http://www.sec.gov. Statements made in this Information Statement concerning the contents of any document referred to herein are not necessarily complete.

Dated this ____ day of August, 2002

/s/ Raj Kalra

________________________________

Raj Kalra, Chairman and Chief

Executive Officer

EXHIBIT A

National Data, Inc.

FINANCIAL STATEMENTS

And

INDEPENDENT AUDITORS' REPORT

December 12, 2001

TABLE OF CONTENTS
Page
INDEPENDENT AUDITORS' REPORT	1
FINANCIAL STATEMENTS
Balance Sheets	2
Statement of Operations	3
Statement of Cash Flows	4
Statement of Stockholders' Equity	5
NOTES TO FINANCIAL STATEMENTS	6-7

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of National Data, Inc.

We have audited the accompanying balance sheet of National Data, Inc. as of December 12, 2001 and the related statement of stockholders' equity, operations, and cash flows for the period from November 28, 2001 (date of inception) to December 12, 2001. These financial statements are the responsibility of National Data, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Data, Inc. as of December 12, 2001, and the results of its operations and cash flows for the period from November 28, 2001 (date of inception) to December 12, 2001 in conformity with accounting principles generally accepted in the United States of America.

/s/ Marshall, Jones and Co., P.C.

Atlanta, Georgia

February 4, 2002

National Data, Inc.

(A Development Stage Company)

BALANCE SHEETS

December 12, 2001
ASSETS

Property and Equipment
Furniture and fixtures	$15,029
Computer equipment	33,817
Software	11,660

60,506
Less: Accumulated depreciation	(639)

Net Property and Equipment	59,867

TOTAL ASSETS	$59,867

LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity
Common stock, no par value, 1,500 shares authorized, issued and outstanding	$60,506
Deficit accumulated during the development stage	(639)

Total Stockholders' Equity	59,687

TOTAL STOCKHOLDERS' EQUITY	$59,687

These financial statements should be read only in connection with the accompanying auditors' report and notes to financial statements.

National Data, Inc.

STATEMENT OF OPERATIONS

(A Development Stage Company)

For the Period From November 28, 2001 (Date of Inception)

to December 12, 2001
Revenues	NONE

Costs and Expenses
Depreciation	$639
Total Costs and Expenses	639
Net Loss	$639

These financial statements should be read only in connection with the accompanying auditors' report and notes to financial statements.

National Data, Inc.

STATEMENT OF CASH FLOWS

(A Development Stage Company)

For the Period From November 28, 2001 (Date of Inception)

to December 12, 2001

During the period from November 28, 2001 through December 12, 2001, the Company maintained no cash accounts.

Supplemental Schedule of Noncash Inventory and Financing Activities:

During the period ending December 12, 2001, the Company acquired $60,506 of property and equipment in exchange for the issuance of 1,500 shares of common stock.

These financial statements should be read only in connection with the accompanying auditors' report and notes to financial statements.

National Data, Inc.

(A Development State Company)

STATEMENT OF STOCKHOLDERS' EQUITY

For the Period From November 28, 2001 (Date of Inception)

to December 12, 2001
	Common Stock
	Shares	Amount	Accumulated Deficit
Common stock issued for property and equipment	$1,500	$60,506	$ -
Net loss for the period from November 28, 2001 to December 12, 2001	-	-	(639)
Balance, for the period from November 28, 2001 to December 12, 2001	$1,500	$60,506	$(639)

These financial statements should be read only in connection with the accompanying auditors' report and notes to financial statements.

National Data, Inc.

NOTES TO FINANCIAL STATEMENTS

December 12, 2001

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

National Data, Inc. ("NDI") is a development stage enterprise which was established to provide key products and services for business continuity. NDI provides data services, products and complimentary information technology auditing services that safeguard valuable business assets and information from unavoidable natural disasters like fires, floods, hurricanes, tornadoes and man-made disasters such as hackers, viruses, worms, disgruntled employees, and acts of terrorism.

The financial statements and notes are representations of NDI's management, who is responsible for their integrity and objectivity. The accounting policies of NDI are in accordance with generally accepted accounting principles and conform to the standards of development stage companies. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is computed using the straight line method. Estimated service lives of property and equipment range from 3 to 10 years.

NOTE 3 - INCOME TAXES

NDI has a net operating loss carryforward of approximately $639 which is available to offset future taxable income. The loss carryforward will expire in 2016.

NOTE 4 - RELATED PARTY TRANSACTIONS

NDI acquired all of its property and equipment from its sole stockholder and his wholly-owned company, Interweb, Inc., by issuing 1,500 shares of no par value stock.

NOTE 5 - SUBSEQUENT EVENTS

On December 12, 2001 NDI was acquired by Dicut, Inc., a publicly traded company listed on the Over-the-counter Bulletin Board.

NDI has assumed a lease for office space with future minimum annual rental payments as follows:

Year
2002	$58,413
2003	60,166
2004	61,971
$180,550

NDI is utilizing the services of a data center to house it's central computer. A lease is being negotiated, and the company anticipates a monthly lease of $4,500 for 36 months.

On January 29, 2002 NDI signed a contract for approximately $2 million to supply the NDI Smart Card Solution to a major manufacturer in the computer-based training industry.

EXHIBIT B

Dicut, Inc.

(A Development Stage Company)

UNAUDITED PRO FORMA BALANCE SHEET

March 31, 2001

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the acquisition of all of the 1,500 outstanding common shares of National Data, Inc. ("NDI") (a Delaware Corporation) in exchange for 10,500,000 shares of common stock of Dicut, Inc. ("Dicut") (a Delaware Corporation).

The Pro Forma Statements included herein reflect the use of the purchase method of accounting for the above transaction. The acquisition of NDI, which closed on December 12, 2001 was accounted for as a reverse acquisition as the former stockholders of NDI controlled the voting common shares of the Company immediately after the acquisition. Such financial information has been prepared from, and should be read in conjunction with, the historical unaudited financial statements of NDI and Dicut included in this memorandum.

The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on March 31, 2001. The Pro Forma Statement of Operations gives effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of Dicut and NDI for the year ended March 31, 2001.
	National Data, Inc. (Delaware Corp.)	Dicut, Inc. (Delaware Corp.)	Adjustments	Pro-forma balance
Assets
Current Assets
Cash and equivalents	$ --	$ 163	$ --	$ 163
Short-term notes receivable	--	--	--	--
Other current assets	--	--	--	--
Total current assets	--	_ 163	--	_ 163

Fixed assets, net	59,867	--	--	59,867
Total assets	$ 59,867	$ --	$ --	$ 59,867

	National Data, Inc. (Delaware Corp.)	Dicut, Inc. (Delaware Corp.)	Adjustments	Pro-forma balance
Liabilities and Stockholder's Equity
Current liabilities:
Accounts payable.	$ --	$ --	$ --	$ --
Loan from shareholder - related party	--	--	--	--
Total current liabilities	--	--	--	--

Stockholders' equity
Common stock, $0.001 par value, 20,000,000 shares authorized, 14,640,000 shares issued and outstanding as of December 31, 2001	1,500	8,370	4,770(1)	14,640
Additional paid-in capital	59,006	10,230	(4,770)(1)	46,029
			(18,437)(2)
(Deficit) accumulated during development stage	(639)	(18,437)	18,437(2)	(639)
Total stockholders' equity	59,867	163	--	60,030
Total liabilities and stockholders' equity	$ 59,867	$ 163	$ --	$ 60,030

Dicut, Inc.

(A Development Stage Company)

UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the year ended March 31, 2001
	National Data, Inc. (Delaware Corp.)	Dicut, Inc. (Delaware Corp.)	Adjustments	Pro-forma balance
Revenue	$ --	$ --	$ --	$ --
Expenses:
General and Administrative	--	8,032	--	8,032
Depreciation	--	--	--	--
Total Expenses	--	8,032	--	8,032

Net (loss) for the year	$ --	$ (8,032)	$ --	$ (8,032)

Weighted Average number of common shares outstanding	1,500	8,370,000	--	14,640
Net (loss) per share - basic and diluted	$ --	$ (0.00)	$ --	$ (0.00)

Dicut, Inc.

(a Development Stage Company)

Notes

Note 1

To adjust share capital on reverse acquisition and to reflect par value of the Registrant's common stock.

Note 2

To reflect the recapitalization of NDI with the book value of net assets of Dicut at the acquisition date. Because the acquisition was accounted for as a reverse acquisition, there was neither goodwill recognized nor any adjustments to the book value of the net assets of NDI that would affect the pro forma statement of operations.